EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Corp, a Delaware corporation, and certain of its directors and officers do hereby constitute and appoint Fred J. Fowler, William S. Garner, Jr. and Patricia M. Rice, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-8, and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 27th day of August, 2007.

SPECTRA ENERGY CORP (Registrant)

By:	/s/ Fred J. Fowler
Name:	Fred J. Fowler
Title:	President and Chief Executive Officer

ATTEST:

Name	Title

/s/ Fred J. Fowler Fred J. Fowler	President and Chief Executive Officer and Director

/s/ Gregory L. Ebel Gregory L. Ebel	Group Executive and Chief Financial Officer (Principal Financial Officer)

/s/ Sabra L. Harrington Sabra L. Harrington	Vice President and Controller (Principal Accounting Officer)

/s/ Paul M. Anderson Paul M. Anderson	Chairman of the Board

/s/ Austin A. Adams Austin A. Adams	Director

/s/ Roger Agnelli Roger Agnelli	Director

/s/ Pamela L. Carter Pamela L. Carter	Director

/s/ F. Anthony Comper F. Anthony Comper	Director

/s/ William T. Esrey William T. Esrey	Director

/s/ Peter B. Hamilton Peter B. Hamilton	Director

/s/ Dennis R. Hendrix Dennis R. Hendrix	Director

/s/ Michael E.J. Phelps Michael E.J. Phelps	Director

/s/ Martha B. Wyrsch Martha B. Wyrsch	Director